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                                                                    EXHIBIT 10.4

                             WASTE MANAGEMENT, INC.
                           1997 EQUITY INCENTIVE PLAN
                         STOCK OPTION AWARD CERTIFICATE
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Participant:   Ronald T. LeMay                   Award Date:   July 13, 1997

Number of Shares Subject to Option:              Vesting Schedule:  Vested on Award Date

1,500,000                                        Duration of Option:  10 years from Award Date

Per Share Option Price:  $33.10
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     The Stock Option Award represented by this Certificate is made pursuant to the Waste Management, Inc. 1997 Equity Incentive Plan (the "Plan"), the terms of which are incorporated herein by reference. Except to the extent provided herein, capitalized terms used in this Certificate shall have the same meaning ascribed thereto in the Plan, a copy of which has been delivered to the Participant. This Certificate serves as the Award Agreement under the Plan.

     The Stock Option subject to this Certificate is intended to be a non-qualified stock option. It is not designed to qualify for the Performance-Based Exception. It is subject to the following provisions and the provisions set forth in the Plan:

     1. The Option Price, payable upon exercise of the Option, shall be $33.10 per share, subject to adjustment as provided in paragraph 6 below.

     2. The exercise of the Option shall be subject to the following conditions:

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          (a)  The Option shall be exercisable with respect to the total number of Shares subject to the Option on the Award Date. All or any part of the Shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the Option period.

          (b) The Option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of Shares to be purchased, accompanied by full payment for the Shares to be purchased either in cash or its equivalent, in Shares or by a combination of such methods of payment. The per Share value of the Shares for this purpose shall be the average of the high and low sales prices of the Shares on the date of exercise (or if the date of exercise is not a trading day, on the next preceding trading day). The Committee also may allow cashless exercises as permitted under applicable rules and regulations established by the Committee. In the event of an election to defer the gains upon exercise of the Option, the manner of exercising the Option shall be subject to the provisions of paragraph 6 below.

          (c) The Participant may satisfy any obligation to pay an amount required by income tax or other laws to be withheld in connection with an Option exercise by electing to have the Company withhold Shares, or, if the Committee so determines, by delivering Shares, having a Fair Market Value equal to the minimum amount required to be withheld. Each such election or delivery must be made on or prior to the earlier of the date of exercise or the date of determination of the amount of

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tax required to be withheld and shall be irrevocable and made in writing. The
Committee may disapprove any such election or delivery or suspend or terminate the right to make such elections or deliveries.

          (d) At the time of any exercise of the Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or his or her heirs, legatees or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the Shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. The Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     3. The term of the Option is ten years, subject to earlier expiration as provided in paragraph 5 below. The Option is thus not exercisable to any extent after

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the expiration of ten years from the Award Date, or after any earlier expiration date that may be applicable under the terms of paragraph 5 below, unless the Committee extends the term of the Option for such additional period as the Committee, in its discretion, determines, provided that in no event shall the aggregate Option period, including the original term of the Option and any extensions thereof, exceed ten years.

     4. The Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and during the life of the Participant it is exercisable only by the Participant.

     5. Exercise of the Option following termination of employment shall be treated as follows:

          (a) In the event the employment of the Participant with the Company is terminated by the Company for Cause or voluntarily by the Participant, pursuant to Section 13(c) or 13(e), respectively, of the employment agreement dated as of July 13, 1997 between the Participant and the Company (the "Employment Agreement"), the Option shall expire and all rights to purchase Shares pursuant to it shall terminate immediately.

          (b) In the event the employment of the Participant with the Company is terminated because of death or Disability pursuant to Section 13(a) or 13(b),

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respectively, of the Employment Agreement, the Option may be exercised at any time during its specified term prior to one year after the date of such termination.

          (c) In the event the employment of the Participant with the Company is terminated by the Company without Cause or by a Constructive Termination without Cause (pursuant, in either event, to Section 13(d) of the Employment Agreement), the Option may be exercised at any time during its specified term but not beyond three years after the date of such termination.

     6. The Participant shall have the right, by furnishing written notice to the Secretary of the Company at least six months prior to any exercise of the Option to defer any gains realized upon exercise of the Option. Any such deferral, including the manner of exercise of the Option in connection with such deferral, must be made in such manner as may reasonably be required by the Company including such requirements as may apply in order to defer such gains for Federal income tax purposes or as the independent public accountant for the Company advises is necessary in order that the Option gains not be a charge against earnings of the Company. At the time the Participant elects to defer such gains, such gains shall be deferred into the Company's Non-Qualified Profit Sharing and Savings Plus Plan, or a successor plan, (the "Deferral Plan") to the extent the Deferral Plan is available for such deferrals, provided that if the Deferral Plan is not available for reasons noted in the preceding sentence, the Participant may make an irrevocable election to defer into Share units (a unit representing a Share of Common Stock including any dividends that

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may be declared thereon during the period of the deferral).  Amounts deferred under this paragraph 6 shall be paid out promptly following the date on which the Participant ceases to be a Named Executive Officer of the Company.

     7. The number of Shares subject to the Option and the Option Price per share shall be adjusted as provided in the Plan in the event of certain changes in the capitalization of the company, as provided in the Plan.

     8. Notwithstanding the provisions of paragraph 5, upon the occurrence of a Change of Control during the period the Participant is employed, the Option shall remain exercisable throughout its entire term.

     9. The granting of the Option shall not confer upon the Participant any right to be continued in the employment of the Company or any Subsidiary, or interfere in any way with the right of the Company or its Subsidiaries to terminate the Participant's employment arrangement at any time.

     10. Neither the Participant nor his heirs, legatees or legal representatives shall have any rights of stockholders with respect to the Shares subject to the Option until such Shares are actually issued upon exercise of the Option.

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     IN WITNESS WHEREOF, this instrument has been executed by the duly authorized officer of the Company as of the date above written.

                                       WASTE MANAGEMENT, INC.



                                       By:  /s/ Herbert A. Getz
                                            ------------------------------------
                                            Herbert A. Getz
                                            Senior Vice President and Secretary

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